CONSULTING AGREEMENT

This Agreement is made and entered into as of________ , 2003 by and between PennFed Financial Services, Inc. a business corporation whose principal office is located at 622 Eagle Rock Avenue, West Orange, New Jersey , 07052 (hereinafter the "Company') and ________ , residing at ________ (hereinafter the "Consultant").

                                   WITNESSETH:

     Whereas, the consultant is a director of the Company; and

     Whereas, after the Consultant ceases to be a director of the Company, the Company desires to retain the services and expertise of the Consultant as a consultant to the Company and the Penn Federal Savings Bank (the "Bank") for his expertise regarding director matters, and for matters related to the management and operations of the Company; and

     Whereas, the Consultant desires to continue to provide the aforementioned services to the Company after he ceases to be a director thereof from time to time, on an as requested basis;

     Now therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Consultant hereby agree as follows:

     Section 1. Effective Date; Term
                --------------------

     The effective date of this Agreement is_____________ . The term of this Agreement shall be ten years, commencing on the date the Consultant completely ceases to provide services as a director of the Company or the Bank for any reason other than the death of the Consultant (the "Retirement Date") and ending on the earlier of (a) the date ten years from the Retirement Date, or (2) the date the Consultant dies.

     Section 2. Consulting Services.
                -------------------

     The Consultant shall provide such expertise and services regarding director matters, matters pertaining to the management and operation of the Company and its affiliates, and matters pertaining to publicly traded companies generally as the Company shall reasonably request. The Consultant shall at all times be considered an independent contractor, responsible for establishing his own hours and schedule, and not an employee or director of the Company or any of its affiliates. The Consultant may hold other employment, full or part time, during the term of this Agreement, and the Company agrees that any requested services shall take into account the Consultant's then current employment situation.

     Section 3. Compensation for Consulting Services.
                ------------------------------------

     In consideration of the terms and conditions of this Agreement, for each month that this Agreement is in effect, the Company shall pay the Consultant a monthly amount, payable during his lifetime only, equal to one-twelfth of 70% of the annual director fees that the Consultant was receiving from the Company and the Bank when he ceased providing services as a director of the Company and the Bank. Such monthly payments shall be made during the term of this Agreement, regardless of whether Consultant provided any services to the Company for any particular month. Payments shall be made at the end of each month with a partial payment being made for the last month of the Agreement, if the Consultant dies.




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     Section 4. General Release.
                ---------------

     The Consultant, for himself and his heirs, executors and assigns, has released and forever discharged and by these presents does, for himself and his heirs, executors and assigns remise, release, acquit, satisfy, and forever discharge the Company, the Bank and each of their affiliates, directors and officers, of and from all and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, executions, claims and demands whatsoever in law or in equity, which against the Company, the Bank and each of their affiliates, directors and officers, the Consultant ever had, now has or which his successors, heirs, executors or administrators, hereafter can, shall or may have upon or by reason of any matter, cause, or thing whatsoever, except as to rights specifically granted by this Agreement or by law.

     Section 5. Confidentiality.
                ---------------

     Unless he obtains the prior written consent of the Company, the Consultant shall keep confidential and shall refrain from using for the benefit of himself or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company or from its parent or subsidiaries, in the course of his service with any of them concerning their properties, operation or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own). Nothing in this section shall prevent the Consultant, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

     Section 6. Successors and Assigns.
                ----------------------

     This agreement will inure to the benefit of and be binding upon the Consultant, his legal representatives and testate or intestate distributees, and the Company and its respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred.

     Section 7. Notices.
                -------

     Any communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid by registered or certified mail, return receipt requested addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

If to the Consultant:






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If to the Company

     Chairman of the Board
     PennFed Financial Services, Inc.
     622 Eagle Rock Avenue
     West Orange, New Jersey   07052-2989

     Section 8. Entire Agreement
                ----------------

     This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes, in its entirety, any and all prior agreements, understandings or representations relating to the subject matter hereof. No modification of this agreement shall be valid unless made in writing and signed by the parties hereto.

     Section 9. Governing Law.
                -------------

     Except to the extent preempted by federal law, this agreement shall be governed by the laws of the State of New Jersey applicable to contracts entered into and to be performed entirely within the State of New Jersey.

                                   CONSULTANT

                                   ---------------------------------

                                   PennFed Financial Services, Inc.

                                   By:
                                      -------------------------------
                                      Chairman of the Board